News Release
Contact: Paul Goodson, Associate Vice President, Investor Relations
(866) 475-0317 x2271
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports First Quarter 2013 Results

SAN DIEGO (May 6, 2013) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced its results for the first quarter ended March 31, 2013.

Highlights for the first quarter ended March 31, 2013, are as follows:

•	Total student enrollment at period end was 78,782.

•	Revenue was $222.0 million compared to $250.4 million for the same period in 2012.

•	Operating income was $37.8 million compared to $52.4 million for the same period in 2012.

•	Net income was $23.5 million compared to $33.0 million for the same period in 2012.

•	Fully diluted earnings per share was $0.43 compared to $0.59 for the same period in 2012.

Student Enrollment

Total student enrollment at Bridgepoint Education's academic institutions, Ashford University and University of the Rockies, was 78,782 students at March 31, 2013, compared with 94,863 students at the end of the first quarter of 2012.

New student enrollments for the first quarter of 2013 at Bridgepoint Education's academic institutions were approximately 13,300 compared with combined new student enrollments of approximately 24,275 for the same period in 2012.

Financial Results

Revenue for the first quarter of 2013 was $222.0 million, compared with revenue of $250.4 million for the same period in 2012.

Operating income for the first quarter of 2013 was $37.8 million compared with operating income of $52.4 million for the same period in 2012.

Net income for the first quarter of 2013 was $23.5 million compared with net income of $33.0 million for the same period in 2012.

Fully diluted earnings per share for the first quarter of 2013 was $0.43 compared with fully diluted earnings per share of $0.59 for the same period in 2012.

The Company's effective tax rate for the first quarter of 2013 was 39.2%.

As of March 31, 2013, the Company had cash and total investments of $524.9 million, compared with $514.7 million as of December 31, 2012. The Company generated $15.6 million of cash from operating activities in the first quarter of 2013, compared with $40.4 million for the same period in 2012.

Earnings Conference Call and Webcast

The Company will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States / Canada is (888) 397-5354 and for international callers is (719) 457-2604. The access code for all callers is 6116387. A live webcast will also be available on the Company's website at http://bridgepointeducation.com/investor_relations.htm.

A replay of the call will be available via telephone through May 13, 2013. To access the replay, dial (888) 203-1112 in the United States / Canada and (719) 457-0820 outside the United States / Canada; then enter the access code 6116387.

About Bridgepoint Education

Bridgepoint Education, Inc. (NYSE:BPI) improves the way individuals learn. By harnessing creativity, knowledge and proprietary technologies, such as Constellation, Thuze, and Waypoint Outcomes, Bridgepoint Education has re-engineered the modern student experience with innovative solutions that advance learning. Its academic institutions - Ashford University and University of the Rockies - embody the contemporary college experience. Ashford University offers associate's, bachelor's and master's degree programs while University of the Rockies offers master's and doctoral degree programs. Both provide progressive online platforms, as well as traditional campuses located in Clinton, Iowa (Ashford University), and Colorado Springs, Colorado (University of the Rockies). For more information about Bridgepoint Education, call Paul Goodson, Associate Vice President of Investor Relations at (858) 848-3312.

Forward-Looking Statements

This news release may contain forward-looking statements including, without limitation, statements regarding the Company's 2013 outlook and related commentary. These statements involve risks and uncertainties, and the Company's actual performance may differ materially from those expressed in or suggested by such statements. Risks and uncertainties include, without limitation:

•
failure to comply with the extensive regulatory framework applicable to the Company and its institutions, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	adverse regulatory or legislative changes affecting the Company's institutions;

•	the imposition of fines or other corrective measures against the Company's institutions;

•	competition in the postsecondary education market and its potential impact on the Company's market share and recruiting costs; and

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions.

More information on potential factors that could affect the Company's performance is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's periodic reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 12, 2013, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, to be filed with the SEC. Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

BRIDGEPOINT EDUCATION, INC.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$221,984	$250,437
Costs and expenses:
Instructional costs and services (1)	107,281	82,500
Admissions advisory and marketing (1)	57,543	90,042
General and administrative (1)	19,375	25,542
Total costs and expenses	184,199	198,084
Operating income	37,785	52,353
Other income, net	818	683
Income before income taxes	38,603	53,036
Income tax expense	15,131	19,995
Net income	$23,472	$33,041
Earnings per common share:
Basic	$0.43	$0.64
Diluted	0.43	0.59
Weighted average number of common shares outstanding used in computing earnings per common share:
Basic	54,129	52,008
Diluted	55,001	56,203

(1) Effective in the fourth quarter of 2012, the Company made changes in the presentation of its operating expenses. The Company has reclassified prior periods to conform to the new presentation. The Company determined that these changes would better reflect industry practices and would provide more meaningful information as well as increased transparency to its operations. The Company believes that the reclassification better represents the operational changes and the business initiatives that have been implemented.

BRIDGEPOINT EDUCATION, INC.
Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	As of March 31, 2013	As of December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$316,627	$255,965
Investments	111,838	136,967
Accounts receivable, net	70,967	75,177
Deferred income taxes	8,262	8,228
Prepaid expenses and other current assets	21,445	19,810
Total current assets	529,139	496,147
Property and equipment, net	94,930	95,966
Investments	96,475	121,738
Student loans receivable, net	14,524	15,143
Goodwill and intangibles, net	11,471	10,739
Deferred income taxes	13,262	13,266
Other long-term assets	2,206	2,330
Total assets	$762,007	$755,329
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,901	$4,588
Accrued liabilities	54,574	44,640
Deferred revenue and student deposits	140,969	175,057
Total current liabilities	202,444	224,285
Rent liability	25,798	25,173
Other long-term liabilities	10,603	9,759
Total liabilities	238,845	259,217
Total stockholders' equity	523,162	496,112
Total liabilities and stockholders' equity	$762,007	$755,329

BRIDGEPOINT EDUCATION, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$23,472	$33,041
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	23,928	14,945
Depreciation and amortization	4,831	4,095
Amortization of premium/discount	1,005	1,754
Stock-based compensation	3,623	2,497
Excess tax benefit of option exercises	—	(3,588)
Changes in operating assets and liabilities:
Accounts receivable	(19,380)	(46,053)
Prepaid expenses and other current assets	(1,635)	(459)
Student loans receivable	281	(2,399)
Other long-term assets	124	1,944
Accounts payable and accrued liabilities	11,986	27,505
Deferred revenue and student deposits	(34,088)	3,723
Other liabilities	1,469	3,345
Net cash provided by operating activities	15,616	40,350
Cash flows from investing activities
Capital expenditures	(2,994)	(7,236)
Purchases of investments	(108)	(36,573)
Capitalized curriculum development costs	(1,369)	(1,638)
Sales and maturities of investments	49,416	28,923
Net cash provided by (used in) investing activities	44,945	(16,524)
Cash flows from financing activities
Proceeds from exercise of stock options	101	813
Excess tax benefit of option exercises	—	3,588
Net cash provided by financing activities	101	4,401
Net increase in cash and cash equivalents	60,662	28,227
Cash and cash equivalents at beginning of period	255,965	133,921
Cash and cash equivalents at end of period	$316,627	$162,148